UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/15/2009

ANESIVA, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50573

Delaware	77-0503399
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

400 Oyster Point, Suite 502
South San Francisco, CA 94080
(Address of principal executive offices, including zip code)

(650) 624-9600
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On December 15, 2009, Anesiva, Inc. ("Anesiva") entered into an amendment (the "Amendment") to the secured note purchase agreement (the "Agreement") with Arcion Therapeutics, Inc. ("Arcion"), dated May 18, 2009, as amended by the First Amendment (the "First Amendment") thereto, dated as of September 17, 2009, which, among other things, increases the aggregate commitment underlying the note issued to Arcion pursuant to the Agreement by $43,000 (the "Note"). A description of the material terms of the Agreement and the note issued to Arcion on May 18, 2009 was previously disclosed under Item 1.01 of Anesiva's Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on May 22, 2009, and is incorporated by reference herein. A description of the material terms of the First Amendment and the note issued on September 17, 2009 was previously disclosed under Item 1.01 of Anesiva's Current Report on Form 8-K filed with the SEC on September 18, 2009, and is incorporated by reference herein.

The Amendment contains various representations and warranties, solely for the benefit of the parties to such Amendment, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Amendment. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Amendment instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and security holders (other than Arcion) are not third-party beneficiaries under the Amendment and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Anesiva or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Amendment, which subsequent information may or may not be fully reflected in Anesiva's public disclosures.

Dr. Arnold L. Oronsky serves on Anesiva's board of directors and on the board of directors of Arcion. He is also a general partner of InterWest Partners, an affiliate stockholder of Anesiva and a stockholder of Arcion. Dr. James Campbell, who served on Anesiva's board of directors from June 29, 2007 to December 19, 2008, is a licensor of technology used in Anesiva's product, Adlea and is currently the chief executive officer of Arcion and executive in residence at InterWest Partners. A special committee of the board of directors approved the transactions contemplated by the Amendment.

Anesiva and Arcion are parties to the proposed merger (the "Merger") of Arca Acquisition Corporation ("Arca"), a wholly-owned subsidiary of Anesiva, and Arcion, pursuant to that certain Agreement and Plan of Merger, dated August 4, 2009, among Anesiva, Arca, Arcion and, with respect to Articles V and IX only of the agreement, each of the Arcion stockholders listed on Schedule I thereto.

The foregoing is a summary description of the terms and conditions of the Amendment and the Note and by its nature is incomplete. It is qualified in its entirety by the text of the Amendment and the Note, copies of which will be filed as exhibits to Anesiva's annual report on Form 10-K for the yeah ended December 31, 2009.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 relating to the Amendment and the Note are hereby incorporated by reference into this Item 2.03.

Item 3.02.    Unregistered Sales of Equity Securities

The Note described in Item 1.01 above was offered and sold in reliance on the exemptions provided by Section 4(2) of the Securities Act of 1933, as amended by the Amendment, and Rule 506 under Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Agreement, as amended, contains representations to support Anesiva's reasonable belief that Arcion had access to information concerning its operations and financial condition, that Arcion is acquiring the Note for its own account and not with a view to the distribution thereof, and that Arcion is an "accredited investor" as defined by Rule 501 promulgated under the Securities Act.

Item 3.03.    Material Modifications to Rights of Security Holders

Under the terms of the Agreement, as amended by the Amendment, while the Note remains outstanding, the consent of Arcion will be required for Anesiva to declare or pay any dividends or redeem any of its equity securities, other than dividends payable solely in common stock of the Anesiva or in connection with benefit plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANESIVA, INC.

Date: December 18, 2009	By:	/s/ John H. Tran
John H. Tran
Vice President, Finance & Chief Accounting Officer